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                                                                    EXHIBIT 10.8


                                  May 22, 1996



Equitable Securities Corporation
Lehman Brothers
Wheat First Butcher & Singer
BT Securities Corporation
800 Nashville City Center
Nashville, Tennessee 37219

Dear Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated May ____, 1996 (the "Underwriting Agreement"), among American HomePatient, Inc., a Delaware corporation (the "Company"), AHOM Holdings, Inc., a Delaware corporation, and Equitable Securities Corporation, Lehman Brothers, Wheat First Butcher & Singer and BT Securities Corporation, acting as representatives (the "Representatives") of the several Underwriters name in Schedule I thereto. All terms not otherwise defined herein shall have the same meanings ascribed to them in the Underwriting Agreement.

     In consideration of the Underwriting Agreement, and pursuant thereto, the undersigned hereby agrees, not to, without the prior written consent of the Representatives, directly or indirectly, offer, sell, issue, distribute or otherwise dispose of any shares of the Common Stock or distribute or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, or any rights to purchase or acquire, shares of Common Stock, other than the securities offered pursuant to the Underwriting Agreement, for a period of 90 days after the date hereof.

                                    Very truly yours,



                                    /s/ Thomas E.  Mills
                                    --------------------------------------------
                                    Thomas E. Mills, Senior Vice President -
                                    Strategic Alliances